UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2020

Precision BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38841	20-4206017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St., Suite A-100, Durham, North Carolina 27701

(Address of principal executive offices) (Zip Code)

(919) 314-5512

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000005 per share	DTIL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2020, the Board of Directors (the “Board”) of Precision BioSciences, Inc. (the “Company”) increased the size of the Board from six (6) to seven (7) directors and appointed Geno Germano to serve as a Class I director on the Company’s Board and as a member of the Board’s Audit Committee and Compensation Committee, in each case, effective March 10, 2020.  Mr. Germano will serve for a term expiring at the Company’s 2020 annual meeting of stockholders and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal.

Mr. Germano has served as President and Chief Executive Officer and as a board member of Elucida Oncology, Inc. (“Elucida”), a biotechnology company, since August 2018. As President and CEO of Elucida, Mr. Germano leads strategic efforts to utilize Elucida’s ultra-small C-dot cancer targeting particle platform across diagnostic imaging, surgical and therapeutic applications. He served as President of Intrexon Corporation (“Intrexon”), a leader in engineering and industrialization of biology, from June 2016 to March 2017. Prior to joining Intrexon, from 2014 to February 2016, Mr. Germano was Group President of the Global Innovative Pharma Business of Pfizer Inc. (“Pfizer”), where he led a growing global $14 billion business with market-leading medicines and an extensive portfolio of late-stage development candidates in several therapeutic areas including cardiovascular, metabolic disease, neuroscience, inflammation, immunology, and rare diseases. Mr. Germano was also Co-Chair of the Portfolio Strategy and Investment Committee at Pfizer, focused on maximizing the return on research and development investment across the Pfizer portfolio from 2013 to 2016. Previously, from 2009 through 2013, Mr. Germano served as President and General Manager of Pfizer’s Specialty Care and Oncology business units where he led commercial, medical, and post proof-of-concept pipeline strategy and development across global markets, and as Executive Vice President of the Vaccines Business. Mr. Germano also currently serves on the board of Sage Therapeutics, Inc. From 2008 to 2018, Mr. Germano was a Trustee of the Albany College of Pharmacy & Health Sciences. Mr. Germano received his Bachelor of Science in Pharmacy from Albany College of Pharmacy.

In accordance with the Company’s compensation policy for non-employee directors, Mr. Germano was granted, effective March 10, 2020 (the “grant date”), an initial option to purchase shares of the Company’s common stock in an amount having an aggregate grant date fair value of $350,000, vesting over three years in thirty-six (36) substantially equal monthly installments following the grant date, subject to his continued service on the Board through each such vesting date, and is eligible to receive annual cash compensation of (a) $40,000 for his service as a director, (b) $7,500 for his service as a member of the Audit Committee and (c) $6,000 for his service as a member of the Compensation Committee.

Mr. Germano is expected to enter into the Company’s standard form indemnification agreement in the form filed as Exhibit 10.17 to the Company’s Registration Statement on Form S-1/A (File No. 333-230034), filed with the Securities and Exchange Commission on March 18, 2019.

Item 7.01Regulation FD Disclosure.

On March 11, 2020, the Company issued a press release announcing Mr. Germano’s appointment.

The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Precision Biosciences, Inc., dated March 11, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date: March 11, 2020	By:	/s/ Abid Ansari
Abid Ansari
Chief Financial Officer